Exhibit 5

                             Batcher & Zarcone, LLP
                           4190 Bonita Road, Suite 205
                                Bonita, CA 91902
                                Tel: 619.475.7882
                                Fax: 619.789.6262

January 28, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Onyx International, Inc.

Dear Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Onyx International, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                      Very truly yours,

                                      /s/ Karen A. Batcher, Esq.
                                      --------------------------
                                      KAREN A. BATCHER, ESQ.